                                                                   Exhibit 10.12

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (the "Agreement"), made as of the 26th day of November, 1996, is between CHIQUITA BRANDS, INC., having an office and place of business at 250 East Fifth Street, Cincinnati, Ohio 45202 (the "Licensor"), and DELICIOUS COOKIE COMPANY, INC., an Illinois corporation, having a business address of 2720 River Road, Des Plaines, Illinois 60018 (the "Licensee").

                                   WITNESSETH:

      WHEREAS, Licensor is the owner of rights in certain trademarks, such as identified in Exhibit A, annexed hereto and made a part hereof by the parties, under which numerous products have been sold and extensive use, advertisement and marketing have been undertaken (collectively, the "Trademarks"); and

      WHEREAS, Licensor has the right to grant Licensee the license, right and permission to use said Trademarks; and

      WHEREAS, Licensee is a manufacturer and marketer of cookies and other similar products and is desirous of acquiring from Licensor the right, subject to Licensor's control and supervision as hereinafter set forth, to manufacture, advertise and sell (i) a rotary die cut banana cookie with a fudge coating and containing Chiquita banana ingredients (the "Banana Cookie"), and (ii) a fat free fruit bar consisting of a cake-type outer coating surrounding a banana/strawberry filling in jam form and made with Chiquita banana ingredients (the "Banana Strawberry Fruit Bar"), each as more specifically described in Exhibit B and referred collectively herein as the "Products," as well as individually as a "Product;" and

      WHEREAS, Chiquita Processed Foods Division of Chiquita Brands, Inc., a sister company of Licensor, is prepared to supply all of Licensee's requirements for banana ingredients needed for the Products, including banana flakes, banana extract, banana powder, banana puree and other banana ingredients; and

      WHEREAS, the parties hereto desire to safeguard, promote and maintain the value and recognition of, as well as the reputation for high quality and wholesomeness now enjoyed by the Trademarks; and

      WHEREAS, this Agreement hereby supersedes the terms and conditions of the Agreement entered into between Licensor and Licensee on September 16, 1993 and, as amended on May 27, 1994, March 9, 1995 and September 14, 1995.

      NOW, THEREFORE, in consideration of the premises, and mutual covenants hereinafter set forth, the parties hereto do agree as follows:

      1. Grant of License. Subject to the provisions of this agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable license ("License") to manufacture, sell and distribute in Canada and the United States and its territories and military bases (the "Territory") the Product bearing the Trademarks, which Product shall meet the quality, characteristics, and packaging requirements of Licensor as set forth herein, and as specified by Licensor to Licensee from time to time. The License granted herein is not an assignment, in part or in whole, of the Trademarks or of any other trademark rights of Licensor or Chiquita Brands, Inc., and Licensee shall not sublicense any of the Trademarks, or any right in any of the Trademarks. Licensor specifically reserves the right to grant to others licenses and/or endorsement licenses (e.g. "Made with Chiquita(R) bananas") under the Trademarks.

      2. Term. The term of this Agreement (the "Term") shall commence on the date of his Agreement and expire on September 15, 1998, unless earlier terminated hereunder.

      3. Maintenance of Reputation and Quality. Licensee hereby acknowledges that the maintenance of the reputation and quality associated with the Trademarks requires the highest quality and utmost uniformity with respect to the manufacture, packaging, presentation, advertisement, promotion and sale of the Products. In order to maintain the reputation associated with the Trademarks, the parties hereto agree as follows:

            (a) Licensee shall manufacture, package, distribute, market, sell and/or distribute Products hereunder of the highest quality, under strict sanitary conditions and in accordance with the current Good Manufacturing Practices regulations, or similar guidelines, of the United States Food and Drug Administration or other regulatory organizations, and in accordance with the specifications set forth on Exhibit B, or such modification thereof or substitution thereof, as may be approved in writing by Licensor, or as supplied by Licensor to Licensee.

            (b) Licensee shall provide to Licensor for review and approval all product formulations, lists of ingredients, finished product specifications, packaging and labeling texts and designs, and advertisement and promotion materials relating to the Products at least thirty (30) days in advance of Licensee's proposed commitment dates for such Products.

            (c) Licensee shall not manufacture any Products, or order packaging, labeling, or conduct advertising and/or promotions relating to any Products, that do not meet Licensor's approval. All Products made under this License shall include only "all natural" banana ingredients within the definition of the

U.S.D.A. and/or other applicable government policies, rules or regulations.

            (d) Licensee shall establish and maintain procedures satisfactory to Licensor for responding to consumer complaints and inquiries, and Licensee shall promptly inform Licensor of all complaints or other allegations involving the safety, sanitary conditions, quality, or labeling of any Products, including, without limitation, any complaints or allegations of poor quality or misbranding and any complaints or allegations which may tend to impugn the reputation of Licensor, any Products, or the Trademarks. Licensee shall establish and maintain procedures satisfactory to Licensor to initiate and effect a market withdrawal, recall or other product correction in accordance with applicable laws and regulations and Licensee shall promptly inform Licensor of all complaints, allegations, or other circumstances giving rise to or indicating a need for a market withdrawal, recall or other product correction in connection with any Products as soon as possible, but in no event later than eighteen (18) hours of Licensee's first knowledge of such complaint, allegation or circumstances.

            Licensee shall, at Licensee's expense, immediately withdraw or recall from the market and cease distribution of any Products or Products labeling, advertisement or promotion which Licensor, in its sole discretion, believes, in good faith, is or may present a risk of injury or gross deception or may tend to impugn the reputation of Licensor, any Product, or the Trademarks. In the event of a market withdrawal or recall, Licensor shall prepare and authorize any and all statements to the media and regulatory authorities concerning the Products, subject to Licensee approval, which shall not be unreasonably withheld. License shall promptly and fully report to Licensor all communications in whatever form from or by regulatory authorities, media representatives, government agencies, brokers, retailers or consumers in connection with such market withdrawal or recall. Complete records of all productions and shipments by code shall be maintained and promptly made available to Licensor upon. request. Disposition of any Products involved in a market withdrawal or recall shall be as determined by Licensor. Within sixty
(60) days of the execution of this Agreement, Licensee shall provide to Licensor a written copy of Licensee's consumer complaint procedures and recall procedures. In the event that such procedures are amended during the term of this Agreement, Licensee shall provide copies of such amendments to Licensor.

            (e) Licensee shall not manufacture the Products through any subcontractor unless (i) Licensee has notified Licensor of the name and address of such contractor proposed to be engaged by Licensee, and (ii) Licensor has given its prior written approval with respect to the use of such subcontractor within ten (10) business days after Licensor's receipt of such notice from Licensee, which approval shall not be reasonably withheld; provided, however, that Licensor's approval of any such subcontractor shall not relieve Licensee of its duty to maintain the reputation, goodwill, and quality associated with the Trademarks. Licensee shall also insure that all subcontractors agree to be bound by the quality and Trademark usage provisions of this Agreement.

            (f) Licensee shall comply with and satisfy all currently existing and future industry standards, decrees, governmental orders, laws and regulations in force in all applicable areas of the Territory relating to the manufacture, packaging, storage, use, shipping, advertising, sale and distribution of the Products.

            (g) Licensee shall give Licensor and all designated representatives of Licensor access at all reasonable times to the facilities used in the manufacture, storage, sale and distribution of the Products, and to the records of Licensee for the purpose of inspection and verification of Licensee's compliance with this Agreement.

      4. Insurance. Licensee shall maintain in full force and effect during the Term and any renewal terms thereafter, a general liability insurance policy (including products liability coverage), protecting Licensor and Licensee and their directors, officers, employees, representative and agents against any loss, liability or expense arising from any claim or action on account of the manufacture, use and/or sale of the Products in an amount of not less than $2,000,000 combined single limit. Licensor shall be a named additional insured under such liability policy, including coverage for products liability, and such insurance policy shall be written by an insurance company acceptable to Licensor. The evidence of insurance shall be in the form of a certificate of insurance that shall be delivered to Licensor no later than thirty (30) days after the commencement of the Term. Such insurance policy shall contain a clause that such policy cannot be canceled or altered without at least thirty (30) days prior written notice to Licensor and Licensee. Should Licensee fail to procure and maintain such insurance for any reason, Licensor shall have the right and authority to procure such coverage and charge the expenses incurred to Licensee, and/or to terminate this Agreement.

      5. Indemnification by Licensee. In all cases, Licensee shall assume entire responsibility for compliance with all federal, state, and local laws and regulations applicable to the Products and to any statements or representations made with respect to the Products; and Licensee shall indemnify and save harmless Licensor from any and all loss, liability, damage and expense whatsoever (including without limitation costs of court and attorneys' fees) on account of any liability to or claims of any third parties, including governmental authorities, in connection with the foregoing, or otherwise with respect to the Products, including, without limitation, claims relating to products liability or patent infringement, or with respect to the use of the Trademarks hereunder.

      6. Trademark Marking.

            (a) Licensee shall place on all packaging in which the Products are distributed, marketed and sold, and on all materials used in advertising and merchandising the Products, appropriate statutory trademark patent and other designations, and such other statements as Licensor may reasonably request, including but not limited to the following:

                  i. Wherever the CHIQUITA word trademark is used, it shall be followed by an asterisk referring to a legible footnote reading: "CHIQUITA is a trademark of Chiquita Brands, Inc. "

                  ii. Wherever the CHIQUITA Logo trademark is used, it shall be followed by an asterisk referring to a legible footnote reading: "The CHIQUITA Logo is a trademark of Chiquita Brands, Inc."

                  iii. all containers, packaging, labeling or advertising used in connection with any Product bearing the Banana Shape Trademark as described on Exhibit A (the "Banana Shape Trademark") shall contain a legible notice reading: "The CHIQUITA Banana Shape is a registered trademark of Chiquita Brands, Inc., " and each time the Banana Shape Trademark is used on any such container, packaging, labeling or advertising, the mark shall appear with the designation (R).

In no event shall any trade name or trademark other than the trademarks be attached to or displayed on the Products, OF any containers, packaging, labeling or advertising relating to the Products, unless Licensor has given its prior written approval with respect to the attachment or display or such other trade name or trademark; provided, however, that Licensee may include Licensee's corporate name on such packaging or a statement to the effect that such Products are made by Licensee.

            (b) The benefit of all use by Licensee of the Trademarks and of Licensor's name shall inure to the benefit of

Licensor and Chiquita Brands, Inc., and, except for the license granted herein, Licensee shall not acquire by reason of this Agreement any rights to the Trademarks, or any variation thereof, or any other means of identification used by Licensor.

            (c) Licensee acknowledges and admits the validity of the Trademarks, as well as Licensor's exclusive rights and interest in and to the use thereof. Licensee covenants that it will not, directly or indirectly, attack or assist another in attacking the validity of the Trademarks and/or the applications for registrations thereof. The acknowledgments admissions and covenants as contained in this paragraph shall survive the termination or expiration of this Agreement.

            (d) Licensee shall assist and cooperate fully with Licensor to obtain and/or maintain registrations of the Trademarks as applied to the Products and/or to protect and maintain the interests of Licensor in such Trademarks.

      7. Infringements. In the event that any claim, demand or suit for infringement of a trademark shall be asserted or threatened against Licensee on account of Licensee's use of the Trademarks (each a "Claim," and collectively, the "Claims"), Licensee shall immediately give Licensor written notice thereof, and Licensor, at its option, shall have the exclusive right to defend against any such Claim in its name, in the name of Licensee, or both, through counsel selected by Licensor in Licensor's sole discretion. If Licensor so exercises said option, Licensor shall not be obligated to pay any attorneys' fees incurred by Licensee in respect of any such Claim after Licensor's election of such option to defend against such Claim. In the event that Licensee at any time becomes aware of any infringement of the Trademarks by any third party, Licensee shall immediately notify Licensor, and Licensor at its option shall have the exclusive right (but shall not be obligated) to assert any claim or demand or file any suit for infringement of the Trademarks, through counsel selected by Licensor in Licensor's sole discretion. Licensee shall cooperate with Licensor in the assertion of any such claim or demand and in the conduct of any suit for infringement of the Trademarks.

      8. Termination. This Agreement and all rights granted herein shall terminate upon written notice from Licensor to Licensee in the event that: (a) Licensee violates any of the laws or regulations of any governmental authority in any or all of the Territory with respect to the manufacture or sale of the Products, and Licensee fails to cure any such violation within thirty (30) days after receiving written notice, or oral notice actually received by management of Licensee, of such violation from any applicable governmental authority; (b) Licensee fails to comply with any of its obligations under this Agreement; (c) if Licensee becomes unable to pay its debts, becomes insolvent, and/or if a receiver is appointed or applied for against Licensee, or if a petition in bankruptcy, insolvency, or corporate reorganization act is filed by or against Licensee; (d) failure of Licensee to pay royalties hereunder in the amounts and on the dates as required by the terms of Section 9 hereof, (e) upon sixty (60) days' notice of termination from Licensor, or (f) any competitor or any affiliate of any competitor of Licensor, or any of Licensor's affiliates, directly or indirectly, acquires "control" of Licensee, as that term is defined in the Securities Act of 1933, as amended, and the regulations promulgated thereunder, or if five percent (5%) or more ownership interest in Licensee becomes owned directly or indirectly by a competitor or any affiliate of any competitor of Licensor, or any of Licensor's affiliates, or Licensee becomes otherwise affiliated, directly or indirectly, with any competitor of Licensor or any of Licensor's affiliates, without Licensor's written approval, which shall not be unreasonably withheld. Licensee may terminate this Agreement upon written notice to Licensor in the event of Licensor's failure under subsection 8(b), applicability of 8(c) to Licensor, or 8(e) only.

            Sixty (60) days after termination or expiration of this Agreement, however caused, all rights and privileges of Licensee hereunder shall terminate, and Licensee shall not thereafter make any use whatsoever of any of the Trademarks, or of any word, design, marking, legend or slogan owned by or associated with Licensor. During this sixty (60) day period, Licensee shall only complete work in progress and sell off existing inventory. Furthermore, Licensee shall, at its own expense, forthwith remove, efface or destroy all references to any of the Trademarks from all places where they appear, and Licensee shall not thereafter hold forth in any manner whatsoever that it has or ever has had any connection with Licensor or the Trademarks. Licensee's obligation to pay to Licensor any and all royalties accrued prior to any termination or expiration hereunder shall survive such termination or expiration.

      9. Consideration to Licensor.

            (a) In further consideration of the License granted hereunder, Licensee shall pay to Licensor a running royalty equal to three percent (3%) of net sales of Products twenty-five (25) days after the calendar year end or twenty-five (25) days after termination for any reason, whichever is applicable. As used herein, "Net Sales" shall mean gross sales less cash discounts and merchandising allowances, but in no case shall Net Sales price, for purposes of royalty calculation, fall below Thirteen Dollars and Fifteen cents ($ 13.15) per case of Banana Cookies, which for the purposes of this Agreement shall be defined as twelve (12) boxes of 10.25 oz. (approximate weight) Banana Cookie packages ("Banana Cookie Case"); and Ten Dollars and Twenty-Five cents ($10.25) per case of Banana Strawberry Fruit Bars, which for the purposes of this Agreement shall be defined as twelve
(12) boxes of 12 oz. (approximate weight) Banana Strawberry Fruit Bar packages ("Banana Strawberry Fruit Bar Case").

            (b) Licensee shall pay to Licensor the following additional royalty payments:

                  i.  $40,000 on the date of execution hereof; and

                  ii. $20,000 on December 9, l996.

            (c) Licensee shall keep complete books and records of all manufacture and sales of the Products, and Licensor, or Licensor's designated representatives, shall have the right at all reasonable times from the commencement of the Term until two (2) years after the termination of the License to audit the books, records and operations of Licensee with respect to such manufacture and/or sales. By the twenty-fifth (25th) day from the end of each calendar month, Licensee shall provide to Licensor a report generally following the format shown in attached Exhibit C, setting forth at least the number of cases of Products manufactured and sold, and corresponding gross sales and applicable cash discounts and/or merchandising allowances for the previous calendar month, and shall provide a summary report of all twelve months for each year along with the yearly royalty payment required under subparagraph 9(a) above.

            (d) During the Term of this Agreement and afterwards, Licensee shall not disclose to any person without the prior written consent of Licensor any information relating to Licensor's business which comes to its knowledge in the course of its dealings with Licensor.

            (e) In order to ensure the quality and specific taste and other desired characteristics associated with Products to be sold under the Trademarks, it is agreed that Licensee shall obtain all its requirements of banana related products for the manufacture of the Products from Licensor or an affiliate of Licensor, and shall not use third party sources for such ingredient(s) in the Products so long as Licensor is in a position to sell such ingredient(s) to Licensee.

                  If Licensor is unable, for any reason, to supply Licensee's requirements of such ingredients, Licensor shall have no liability to Licensee, and Licensee may satisfy such shortfall with other sources, provided such products and sources are approved in advance, in writing, by Licensor, and meet the quality control provisions of paragraph 3 herein, and only for so long as Licensor is not prepared to provide all of Licensee's requirements for such ingredient(s).

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

      11. Waivers. No waiver by either Licensor or Licensee of any violations of, or default in, any of the provisions of this Agreement shall be deemed a waiver of any similar or other provisions hereof at the same time or at time subsequent thereto.

      12. Assignment. The License hereby granted is restricted to use by Licensee and shall not be assigned or sublicensed to or exercised by any other person, firm, corporation or other entity without the prior written consent of Licensor. Subject to the foregoing sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

      13. Relationship of Parties. Nothing contained herein shall be deemed to constitute this as an employment or partnership agreement, it being fully understood and agreed that in the course of carrying out this appointment, Licensee will be acting as its own agent and assumes full responsibility for its own account and for all or any of its employees which it may engage in the furtherance of. this Agreement. Under no circumstances shall Licensee be deemed the agent or representatives of Licensor.

      14. Notices. All notices to be given hereunder shall be in writing, and shall be deemed to have been given three (3) days after placed in the United States mail, registered or certified, postage prepaid, return receipt requested or upon receipt if personally delivered, addressed to the parties as follows:

      Licensor:         Chiquita Brands, Inc.
                        250 East Fifth Street
                        Cincinnati, Ohio 45202
                        Attention: Ms. Linda DeFrank

      With a copy to:   General Counsel, Chiquita Brands, Inc.
                        250 East Fifth Street
                        Cincinnati Ohio 45202

      Licensee:         Delicious Cookie Company, Inc.
                        2720 River Road
                        Des Plaines, Illinois 60018
                        Attention: President

      With a copy to:   Howard C. Miskin, Esq.
                        Stoll, Miskin, Previto & Hoffman
                        Suite 6110, The Empire State Building
                        350 Fifth Avenue
                        New York, New York 10118

      Any party may from time to time change its above address for notices upon written notice to the other party in accordance with this paragraph.

      15. Severability. Every provision of this Agreement is intended to be severable. The validity or enforceability of any provision or provisions hereof shall not affect the validity or enforceability of any other provision hereof.

      16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior agreements and negotiations of the parties, oral or written, with regard thereto. This Agreement may not be modified except by written agreement of the parties.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. Brokers. Licensee shall, at all times prior to entering into a broker relationship with any third party, meet and negotiate in good faith with brokers with whom Chiquita may at that time have oral or written contracts. for the sale of Chiquita or other products ("Chiquita Brokers"). Licensee shall not unreasonably reject the Chiquita Brokers Licensor acknowledges that at the time of the execution of this Agreement, Licensee may have an existing contractual relationship with a broker who is not associated with Licensor. In such case, if that relationship subsequently terminates or if Licensee desires to establish a new brokerage relationship, Licensee shall meet and negotiate in good faith with Chiquita Brokers for the sale and brokerage of the Products prior to negotiating with any third party brokers, and Licensee shall not unreasonably reject Chiquita Brokers. Chiquita shall identify the Chiquita Brokers to Licensee on the date of execution hereof, and from time to time during the Term hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      "LICENSOR"

                                      CHIQUITA BRANDS, INC.


                                      By:  [Illegible]
                                          -------------------------------

                                      Its: COO - Domestic Div.
                                          -------------------------------


                                      "LICENSEE"

                                      DELICIOUS COOKIE COMPANY, INC.


                                      By:  [Illegible]
                                          -------------------------------

                                      Its: Chairman

                                    EXHIBIT A

Trademarks:

      CHIQUITA

      CHIQUITA Logo (As shown, and in proper blue and yellow colors)

      CHIQUITA Banana Shape Trademark (three dimensional shape one-half of a banana sliced lengthwise)

                                    EXHIBIT B

                              [XEROX OF PACKAGING]

                                    EXHIBIT B

                         Delicious/Frookie Company, Inc.

                 Chiquita Banana-Strawberry Fat Free Fruit Bars
                             Product Specifications
                                 March 23, 1995

Product:          Chiquita Banana-Strawberry Fat Free Fruit Bars

Pack Size:        12 ounces

Manufacturing/
Formula: Product shall be manufactured in accordance with official formula.

                  The fruit filling is being produced by Keith Stewart in Chicago, Illinois.

                  The actual cookie fruit bar (base cake and filling) is being produced by General Henry in DuQuoin, Illinois whose equipment is 100% dedicated to fruit bar production

Shelf Life:       Product has a guaranteed 6 month shelf life

Packaging:        Product is packaged in a metallized film structure
                  (metallized polypropolene laminated to clear polyester) which provides optimum barrier properties required for fat free cookie products

Case:             product is shipped in 12 count cases

                                    EXHIBIT B

                              [XEROX OF PACKAGING]

                                    EXHIBIT C

MONTH OF __________________

            # OF
            CASES          GROSS           NET          ROYALTY
            SOLD           SALES          SALES          RATE          ROYALTY
            ----           -----          -----          ----          -------
         -----------    -----------    -----------    -----------    -----------

TOTAL    -----------    -----------    -----------    -----------    -----------